SECOND AMENDMENT TO CREDIT AGREEMENT AND
FIRST AMENDMENT TO AND REAFFIRMATION OF
GUARANTEE AND COLLATERAL AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO AND REAFFIRMATION OF GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 23, 2013 (this “Amendment”), among ATKORE INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), the Subsidiary Borrowers (together with the Parent Borrower, collectively, the “Borrowers” and each individually, a “Borrower”), the Persons party hereto and identified on the signature pages as a guarantor (collectively, the “Guarantors” and each, individually, a “Guarantor”), the several banks and other financial institutions from time to time parties hereto (collectively, the “Lenders” and each individually, a “Lender”), UBS AG, STAMFORD BRANCH, as an issuing lender, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties, DEUTSCHE BANK AG NEW YORK BRANCH, as co-collateral agent, and UBS LOAN FINANCE LLC, as swingline lender.
W I T N E S S E T H:
WHEREAS, the Borrowers, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of December 22, 2010 (as heretofore amended and as amended, supplemented, or otherwise modified from time to time including by way of this Amendment, the “Credit Agreement”) pursuant to which the Lenders have agreed to make certain loans and extend certain other financial accommodations to the Borrowers as provided therein. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement;
WHEREAS, certain Lenders on Schedule A attached hereto as Exhibit A, designated as Continuing Lenders (hereinafter, the “Continuing Lenders” and each a “Continuing Lender”) desire to increase their respective Commitments in accordance with such Schedule A, and certain Lenders on such Schedule A, designated as New Lenders (hereinafter, the “New Lenders” and each a “New Lender”), desire to extend Commitments and become Lenders under the Credit Agreement;
WHEREAS, the Borrowers, the Lenders and the Administrative Agent desire to modify the Credit Agreement in certain other respects, in accordance with the terms and conditions contained herein; and
WHEREAS, the Grantors (as defined in the Guarantee and Collateral Agreement) desire to amend the Guarantee and Collateral Agreement in certain respects, in accordance with the terms and conditions contained herein and to reaffirm their respective obligations thereunder.
NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of the Borrowers by the Lenders, it hereby is agreed as follows:
ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

Section 1.1    Schedule A. The Credit Agreement is hereby amended as of the Effective Date by deleting Schedule (A) thereto in its entirety and substituting a new Schedule (A), attached hereto as Exhibit A, in lieu thereof.
Section 1.2    Amendment to Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended as of the Effective Date by

(a)	adding the following defined terms in their appropriate alphabetic order:

(i)
“30-Day Specified Excess Availability”: as of the date of any Specified Transaction, the sum of (x) the quotient obtained by dividing (a) the sum of each day’s aggregate Available Loan Commitments of all Lenders during the thirty (30) consecutive day period immediately preceding such Specified Transaction plus the sum of each day’s Specified Suppressed Availability during such period (in each case, calculated on a pro forma basis to include the borrowing or repayment of any Loans or issuance or cancellation of any Letters of Credit in connection with such Specified Transaction) by (b) thirty (30), plus (y) the amount of Specified Unrestricted Cash as of such date (but excluding the cash proceeds of any Specified Equity Contribution).

(ii)	“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute thereto.

(iii)
“Excluded Swap Obligation”: with respect to any Guarantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

(iv)	“Increased Monitoring Threshold”: as defined in Subsection 7.6(b).

(v)
“known to the Borrowers”: the actual knowledge of any Responsible Officer of the Parent Borrower of any particular fact, event or circumstance or the knowledge such Person would have obtained after the exercise of reasonable diligence.

(vi)
“Second Amendment”: that certain Second Amendment to Credit Agreement and First Amendment to and Reaffirmation of Guarantee and Collateral Agreement dated October 23, 2013 by and among the Borrowers, the Guarantors, the Administrative Agent and the Lenders party thereto.

(vii)	“Second Amendment Effective Date”: has the meaning given the term “Effective Date” in the Second Amendment.

(viii)
“Specified Availability”: at any time, the sum of (i) the aggregate Available Loan Commitments of all Lenders plus (ii) Specified Unrestricted Cash (but excluding the cash proceeds of any Specified Equity Contribution), plus (iii) Specified Suppressed Availability.

(ix)
“Specified Default”: any Event of Default occurring under Subsections 9.1(a), 9.1(b) (as a result of a material breach of any representation or warranty set forth in Subsection 5.23 or Subsection 5.24), 9.1(c) (as a result of the failure of any Loan Party to comply with the terms of Subsection 4.16 or a failure to comply with the delivery obligations with respect to Borrowing Base Certificates set forth in Subsection 7.2(f)) or 9.1(f).

(x)
“Specified Suppressed Availability”: the amount, if positive, by which the Borrowing Base exceeds the aggregate amount of the Commitments; provided that if aggregate Available Loan Commitments of all Lenders are less than the lesser of (i) 5% of the lesser of (x) the aggregate amount of the Commitments and (y) the Borrowing Base and (ii) $15,000,000, Specified Suppressed Availability shall be zero.

(xi)
“Specified Unrestricted Cash”: as of any date of determination, an amount equal to the arithmetic average of the daily balances during the thirty (30) consecutive day period immediately preceding any date of determination of all Unrestricted Cash of the Parent Borrower and its Restricted Subsidiaries that, in the case of cash, is deposited in (i) DDAs or (ii) any other deposit accounts, in each case with respect to which a control agreement is in place between the applicable Loan Party, the applicable depositary institution and the Administrative Agent or the Collateral Agent (or over which any such Agent has “control” whether or not pursuant to a control agreement) or that, in the case of Cash Equivalents, (i) the Collateral Agent has a valid and perfected Lien in such Cash Equivalents and (ii) such Cash Equivalents are not in a securities account in respect of which the applicable Loan Party has entered into a “control agreement” with the applicable broker or securities intermediary for purposes of perfecting a security interest in favor of a third party.

(xii)
“Unrestricted Cash”: the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Parent Borrower prepared in accordance with GAAP as of the most recent financial statements delivered pursuant to Subsections 7.1(a) and (b) to the extent such cash is not classified as “restricted” for financial statement purposes (unless so classified solely because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to the Intercreditor Agreement or because they are subject to a

Lien securing Indebtedness that is subject to the Intercreditor Agreement).

(b)	deleting the defined term “Termination Date” and substituting the following new defined term in lieu thereof:
“Termination Date”: October 23, 2017; provided that if, as of July 25, 2017 (i) Senior Secured Notes in an aggregate principal amount of $30,000,000 or less remain outstanding on such date, and (ii) Borrowers have consented to the establishment of an Availability Reserve against the Borrowing Base in an amount equal to any such outstanding principal amount of Senior Secured Notes then outstanding, then the Termination Date shall automatically and without further notice or action be October 23, 2018, provided, further, that, in each case, if any such day is not a Business Day, the Termination Date shall be the Business Day immediately preceding such day.

(c)	substituting the percentages “0.375%” and “0.250%” for the percentages “0.50%” and “0.375%”, respectively, appearing in the table in the definition of “Applicable Commitment Fee Rate”;

(d)	substituting the rate table in the definition of “Applicable Margin” with the following new rate table:

Aggregate Available Loan Commitments	Eurodollar Loans	ABR Loans	BA Equivalent Loans	Canadian Prime Rate Loans
Level I: Less than or equal to 33%	2.00%	1.00%	2.00%	1.00%
Level II: Greater than 33% but less than or equal to 66%	1.75%	0.75%	1.75%	0.75%
Level III: Greater than 66%	1.50%	0.50%	1.50%	0.50%

(e)	deleting the second sentence of the definition of “Commitment” and substituting the following sentence in lieu thereof:
“The amount of the aggregate Commitments of the Lenders as of the Second Amendment Effective Date is $300,000,000.”

(f)	amending and restating the definition of the term “Debt Service Charges” in its entirety, as follows:
““Debt Service Charges”: for any period, the sum of (a) Consolidated Interest Expense plus (b)(i) scheduled principal payments required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness of the Parent

Borrower and its consolidated Restricted Subsidiaries of the type permitted by Subsections 8.13(a), 8.13(c) and (to the extent relating to any renewal, extension, refinancing or refunding of the foregoing) 8.13(i)(ii) hereof and (ii) mandatory principal payments required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of all Indebtedness (including, without limitation, based on excess cash flow) of the Parent Borrower and its consolidated Restricted Subsidiaries required to be made to the extent the revenues realized from such mandatory prepayment event were included in Consolidated Net Income, in each case, including the full amount of any non-recourse Indebtedness (excluding, in each case, principal payments of the obligations hereunder, payments to reimburse any drawings under any commercial letters of credit, and any payments on Indebtedness required to be made on the final maturity date thereof, but including any obligations in respect of Financing Leases) for such period plus (c) scheduled mandatory payments on account of Disqualified Capital Stock of the Parent Borrower and its consolidated Restricted Subsidiaries (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined on a consolidated basis in accordance with GAAP.”

(g)
replacing, in the definition of “Dominion Event”, each occurrence of (i) the words “Available Loan Commitments” with the words “Specified Availability”, (ii) the amount “$34,350,000” with the amount “$27,500,000”, and (iii) the percentage “15%” with “12.5%”;

(h)
replacing, in the definition of “Liquidity Event”, each occurrence of (i) the words “Available Loan Commitments” with the words “Specified Availability”, (ii) the amount “$28,625,000” with the amount “$22,000,000”, and (iii) the percentage “12.5%” with “10.0%”;

(i)	amending and restating the definition of the term “Payment Condition” in its entirety, as follows:
““Payment Condition”: at any time of determination with respect to any Specified Transaction, that the following conditions are all satisfied: (x) (1) 30-Day Specified Excess Availability (divided by Availability on such date and expressed as a percentage) and (2) the Specified Availability on the date of such Specified Transaction (divided by Availability as of such time of determination and expressed as a percentage), in each case exceed the applicable Availability Percentage (as defined below) and (y) unless the Fixed Charge Condition (as defined below) is satisfied, the Parent Borrower shall be in Pro Forma Compliance with a minimum Consolidated Fixed Charge Coverage Ratio of at least 1.00:1.00. “Availability Percentage” shall mean (a) in respect of any Restricted Payment pursuant to Subsection 8.3(i), 15.0%; (b) in respect of any investment or acquisition permitted pursuant to clause (u) of the definition of “Permitted Investments” or clause (c) of the definition of “Permitted Acquisition,” 12.5%; (c) in respect of any payment, repurchase or redemption pursuant to Subsection 8.6(a), 12.5%; (d) in respect of any merger, consolidation, amalgamation or asset sale pursuant to Subsection 8.2(a) or 8.2(b), 12.5%; and (e) in respect of any Asset Sale that would otherwise have to comply with Subsection 8.5, 10.0%. “Fixed Charge Condition” shall mean 30-Day Specified Excess Availability (divided by Availability as of such time of determination and expressed as a percentage) exceeds: (a) in respect of any Restricted Payment pursuant to Subsection 8.3(i), 25.0%;(b) in respect of any acquisition permitted pursuant to clause (c) of the definition of “Permitted Acquisition,” 15.0%; (c) in respect of any investment permitted pursuant to clause (u) of the definition of “Permitted Investments,” 17.5%; (d) in respect of any payment, repurchase or redemption pursuant to Subsection 8.6(a), 17.5%; (e) in respect of any merger, consolidation, amalgamation or asset sale pursuant to Subsection 8.2(a) or 8.2(b), 17.5%; and (f) in respect of any Asset Sale that would otherwise have to comply with Subsection 8.5, 17.5%.”

(j)	deleting the defined term “Specified Payment” and substituting the following defined term, in its appropriate alphabetical order, in lieu thereof:
““Specified Transaction”: (a) any Restricted Payment pursuant to Subsection 8.3(i), (b) any acquisition permitted pursuant to clause (c) of the definition of “Permitted Acquisition,” (c) any investment permitted pursuant to clause (u) of the definition of “Permitted Investment”, (d) any payment, repurchase or redemption pursuant to Subsection 8.6(a); (e) any merger, consolidation, amalgamation or asset sale pursuant to Subsections 8.2(a) or 8.2(b), and (f) any Asset Sale pursuant to Subsection 8.5.”; and

(k)	deleting the defined terms “30-Day Excess Availability”, “Management Guarantees”, “Permitted Additional Indebtedness” and “Unsecured Ratio Indebtedness”.
Section 1.3    Amendment to Subsection 2.2. Subsection 2.2 is hereby amended as of the Effective Date by replacing (i) the time “9:00 A.M.” appearing in clause (b) of the first sentence thereof with “11:00 A.M.” and (ii) the time “12:00 P.M.” appearing in the fourth sentence thereof with the words “2:00 P.M. (in the case of ABR Loans or Canadian Prime Rate Loans) and 12:00 P.M. (in the case of all other Loans)”.
Section 1.4    Amendment to Subsection 2.6. Subsection 2.6(a) is hereby amended as of the Effective Date by adding the words “after the Second Amendment Effective Date” at the end of clause (i) therein.
Section 1.5    Amendment to Subsection 4.10. Subsection 4.10 is hereby amended as of the Effective Date by
(a)    adding the words “liquidity or” immediately before the words “or in the interpretation or application thereof” and “(whether or not having the force of law)” in Subsection 4.10(b); and

(b)     inserting the words “all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and” before the words “the Dodd Frank Wall Street Reform” in Subsection 4.10(c).
Section 1.6    Amendment to Subsection 4.16. Subsection 4.16 is hereby amended as of the Effective Date by
(a)    replacing the phrase “Event or Default” appearing in the first sentence thereof with the words “Event of Default” in Subsection 4.16(c); and
(b)    adding the following new subsection 4.16(k) to the end thereof:
“(k)    In the event that a Loan Party acquires new demand deposit accounts or new concentration accounts in connection with an acquisition, the Parent Borrower will procure that such Loan Party shall within sixty (60) days of the date of such acquisition (or such longer period as may be agreed by the Administrative Agent) cause such new demand deposit accounts or new concentration accounts to comply with the applicable requirements of Subsection 4.16(b) (including, with respect to any new concentration account, by entering into a Blocked Account Agreement) or shall enter into other arrangements consistent with the provisions of this Subsection 4.16 and otherwise reasonably satisfactory to the Administrative Agent with respect to such new or acquired concentration accounts or DDAs.”
Section 1.7    Amendment to Subsection 5.25. Subsection 5.25 is hereby amended as of the Effective Date by (x) replacing the word “Closing” with the words “Second Amendment Effective”, (y) inserting “(a)” before the words “the Parent Borrower” and (z) inserting the following new clause (b) after the words “Terrorism Act of 2001”:
“and (b) none of the Parent Borrower and its Restricted Subsidiaries is a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations and prohibitions under any other U.S. Department of Treasury’s Office of Foreign Asset Control regulation or executive order, in each case”
Section 1.8    Amendment to Subsection 7.6. Subsection 7.6(b) is hereby amended as of the Effective Date by
(a)    replacing the words and numbers “two (2)” appearing in clauses (i) and (ii) of the proviso thereof in each case with the words and numbers “one (1)”,
(b)    (A) inserting the words “or during any period commencing when 30-Day Specified Excess Availability is less than 20% of the lesser of (x) total Commitments as then in effect and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) (the “Increased Monitoring Threshold”) for 90 consecutive days and ending when 30-Day Specified Excess Availability exceeds the Increased Monitoring Threshold for 30 consecutive days” after the words “unless a Dominion Event has occurred and is continuing” in clause (i) of such proviso, and (B) substituting the word “cases” for “case” occurring immediately thereafter, and

(c)    (A) inserting the words “or during any period commencing when 30-Day Specified Excess Availability is less than 20% of the lesser of (x) total Commitments as then in effect and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) for 90 consecutive days and ending when 30-Day Specified Excess Availability exceeds the Increased Monitoring Threshold for 30 consecutive days” after the words “unless a Dominion Event has occurred and is continuing” in clause (ii) of such proviso and (B) substituting the word “cases” for “case” occurring immediately thereafter.
Section 1.9    Amendment to Subsection 8.2. Subsection 8.2 of the Credit Agreement is hereby amended as of the Effective Date by
(a)    deleting the word “or” appearing before subclause (3) of clause (a) thereof; and inserting the following new subclause (4) before the semicolon at the end thereof:
“or (4) at the time of such merger, consolidation or amalgamation, the Payment Condition is satisfied and no Specified Default or any other Event of Default known to the Borrowers shall have occurred and be continuing or would result therefrom”
(b)    deleting the word “or” appearing before subclause (3) of clause (b) thereof; and inserting the following new subclause (4) before the semicolon at the end thereof:
“or (4) at the time of such sale, lease, transfer or other disposition, the Payment Condition is satisfied and no Specified Default or any other Event of Default known to the Borrowers shall have occurred and be continuing or would result therefrom”.
Section 1.10    Amendment to Subsection 8.3. Subsection 8.3 of the Credit Agreement is hereby amended as of the Effective Date by substituting the words “Specified Default or any other Event of Default known to the Borrowers” for the words
(a)    “Default or Event of Default” in clause (g) thereof,
(b)    “Event of Default” in clause (h) thereof, and
(c)    “Default or Event of Default” in clause (i) thereof.
Section 1.11    Amendment to Subsection 8.4. Subsection 8.4 of the Credit Agreement is hereby amended as of the Effective Date by substituting the words “Specified Default or any other Event of Default known to the Borrowers” for the words “Event of Default” in the proviso at the end of said Subsection.
Section 1.12    Amendment to Subsection 8.5. Subsection 8.5 of the Credit Agreement is hereby amended as of the Effective Date by (i) inserting the following “(i) if the Payment Condition is satisfied or (ii)” before the words “so long as the consideration received in connection with such Asset Sale is for Fair Market Value” in the first sentence thereof, and (ii) inserting “the greater of (i)” before the amount “$40,000,000” appearing in clause (7) of the first paragraph thereof and the phrase “and (ii) 4.0% of Consolidated Total Assets at the time of designation” immediately after such amount.
Section 1.13    Amendment to Subsection 8.13. Subsection 8.13 of the Credit Agreement is hereby amended as of the Effective Date by

(a)    deleting the words “Permitted Additional Indebtedness” appearing in clause (c) thereof and substituting the words “Secured Ratio Indebtedness” therefor;
(b)    inserting the words “the greater of (i)” before the amount “$30,000,000” appearing in clause (h) thereof and inserting the words “and (ii) an amount equal to 3.0% of Consolidated Total Assets” after the amount “$30,000,000;
(c)    substituting the words “no Specified Default or any other Event of Default known to the Borrowers” for the words “no Default or Event of Default” in subclause (iii) of clause (o) thereof;
(d)    deleting subclause (i) of clause (o) thereof and substituting the following new subclause (i) in lieu thereof:
“(i) with respect to any newly incurred Indebtedness, such Indebtedness is secured only by property of the acquired company or other assets to the extent otherwise permitted hereunder”;
(e)    deleting the word “and” appearing at the end of clause (x) thereof, substituting a semicolon and the word “and” in lieu of the period at the end of clause (y) thereof, and adding the following new clause (z) to the end thereof:
“(z) unsecured Indebtedness of Parent Borrower and its Restricted Subsidiaries.”
Section 1.14    Amendment to Subsection 8.14. Subsection 8.14 of the Credit Agreement is hereby amended as of the Effective Date by deleting the word “and” at the end of clause (u) thereof, replacing the period at the end of clause (v) thereof with a semicolon and the word “and”, and adding the following new clause (w) to the end of said subsection:
“(w) Liens on Collateral, other than ABL Priority Collateral, to the extent such Liens are permitted under any Indebtedness which is permitted hereunder and which is itself secured by first priority liens on such Collateral, as permitted hereunder.”
Section 1.15    Application of Proceeds. Subsection 10.14 of the Credit Agreement is hereby amended as of the Effective Date by
(a)    inserting the words “or under any Hedging Arrangement or Cash Management Arrangements described in clause sixth below” immediately after the words “on account of any amounts then due and outstanding under any of the Loan Documents”; and
(b)    inserting the following parenthetical, “(Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party)” at the end of clause sixth thereof.
Section 1.16    Notices. Subsection 11.2 of the Credit Agreement is hereby amended as of the Effective Date by replacing the name “April Varner Nanton” in the Attention line of the Administrative Agent/Collateral Agent notice address with the name “Houssem Daly”.
ARTICLE II

GUARANTEE AND COLLATERAL AGREEMENT

Section 2.1    Amendments to Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement is hereby amended as of the Effective Date as follows:
(a)    Subsection 1.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the words “provided, however, that the definition of “Borrower Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Granting Party to support, as applicable) any Excluded Swap Obligations of a Borrower for purposes of determining any obligations of any Guarantor or other Granting Party” after the words “an affiliate of any Lender” and before the comma appearing before the words “any Guarantee” in the definition of “Borrower Obligations”;
(b)    Subsection 1.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the words “provided, however, that the definition of “Guarantor Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Granting Party to support, as applicable) any Excluded Swap Obligations of a Borrower or any other Loan Party for purposes of determining any obligations of any Guarantor or other Granting Party” after the words “an affiliate of any Lender” and before the comma appearing before the words “any Guarantee” in the definition of “Guarantor Obligations”;
(c)    Subsection 2.1 is hereby amended by inserting the words “provided, however, that nothing herein or in the definition of “Borrower Obligations” shall create any guarantee by any Guarantor of (or grant of security interest by any Granting Party to support, as applicable) any Excluded Swap Obligations of a Loan Party for purposes of determining any obligations of such Guarantor (or Granting Party) hereunder” immediately after the words “Borrower Obligations” appearing in paragraph (a) thereof;
(d)    Subsection 3.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the words “(provided, however, that nothing herein or in the definition of “Obligations” shall grant any security interest to secure any obligations or liabilities of a Loan Party under or in connection with any Excluded Swap Obligations for purposes of determining any obligations of a Grantor hereunder)” immediately after the word “Obligations” appearing in the first paragraph thereof.
Section 2.2    Reaffirmation. In connection with the execution and delivery of this Amendment, (i) each of the undersigned Guarantors (in its capacity as a Guarantor and as a Grantor) (a) hereby consents to this Amendment and the transactions and modifications contemplated thereby, (b) hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, if any, under each of the Loan Documents to which it is a party and (c) to the extent such Guarantor guaranteed the Obligations or any portion thereof, hereby ratifies and reaffirms such guaranties and (ii) each of the undersigned Loan Parties reaffirms each Lien, if any, it granted pursuant to the Guarantee and Collateral Agreement and the other Security Documents to the Collateral Agent, which shall continue in full force and effect during the term of the Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof, and shall continue to secure the Obligations, on and subject to the terms and conditions set forth in the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents. Without limiting the foregoing each Grantor hereby confirms that the Guarantee and Collateral Agreement and all other Security Documents, and all Collateral encumbered thereby or pursuant thereto continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the applicable Security Documents, the payment and performance of all Obligations, subject, however, in each case, to the limitations set forth herein and therein, as applicable. Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound continue in full force and effect and that all of its obligations thereunder continue to be valid and enforceable, shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants, as to itself only, that all representations and warranties contained in the Guarantee and Collateral Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date. For the purposes of this Section 2.2, the terms “Collateral” and “Obligations” shall have the meanings ascribed to such terms in the Guarantee and Collateral Agreement.
ARTICLE III

CONDITIONS PRECEDENT TO EFFECTIVENESS
This Amendment shall become effective on the date hereof (the “Effective Date”) provided that the following conditions precedent have been satisfied:
(1)    the Parent Borrower, the Guarantors, all Continuing Lenders (constituting Required Lenders, as determined immediately prior to giving effect to this Amendment and the transactions contemplated under Article V hereof), the New Lenders and the Administrative Agent have each delivered a duly executed counterpart of this Amendment to the Administrative Agent;
(2)    the Administrative Agent shall be satisfied that all conditions set forth in Subsections 6.2(a) and (b) of the Credit Agreement are satisfied and shall have received from the Parent Borrower a certificate of a Responsible Officer of the Parent Borrower confirming the same;
(3)    the Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, by the Secretary of State of the state of its incorporation or organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of a Responsible Officer of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above;

(4)    the Administrative Agent shall have been paid all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment (including the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom, LLP, as counsel to the Administrative Agent); and
(5)    the Administrative Agent shall have received from Debevoise & Plimpton LLP, counsel to the Loan Parties, an executed legal opinion covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent.
ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Borrower and each Guarantor represents, warrants and covenants, as applicable, that:

(a)
Corporate Power; Authorization; Enforceable Obligations. The Parent Borrower and each Guarantor has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any such Person in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by the Parent Borrower and by each Guarantor. This Amendment constitutes a legal, valid and binding obligation of the Parent Borrower and of each Guarantor, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)
No Legal Bar. The execution, delivery and performance of this Amendment by the Parent Borrower and by each Guarantor (a) will not violate any Requirement of Law or Contractual Obligation of such Person in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require the creation or imposition of any Lien (other than Liens securing the Obligations) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

ARTICLE V

ASSIGNMENTS AND COMMITMENT ADJUSTMENTS; NEW LENDERS
Section 5.1    Assignments; Reallocations of Commitments.

(c)    On and as of the Effective Date, (i) any Continuing Lender increasing or any New Lender extending a Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Commitment Percentage set forth on Exhibit A attached hereto, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation, (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers, in accordance with the requirements of Subsection 2.2) and (iii) after giving effect to the provisions hereof and the payment to it of all outstanding Obligations in respect to its Loans and Commitments, (x) the Commitment of each Lender under the Credit Agreement that is not identified on Exhibit A hereto as Continuing Lender or a New Lender (an “Exiting Lender”) shall terminate and such Lender shall, automatically and without any further action, cease to be Lender hereunder for all purposes and (y) the remaining Commitments shall be adjusted as necessary such that on and as of the Effective Date the Commitments hereunder shall be as set forth on Schedule A. The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Subsection 4.12 if the deemed payment occurs other than on the last day of the related Interest Periods. The Borrowers shall pay by wire transfer of immediately available funds to the Administrative Agent, for the accounts of the Exiting Lenders and Continuing Lenders whose Commitments (after giving effect to the provisions of this Section 5.1) are so terminated (whether in whole or in part), in each case the accrued but unpaid commitment fees owing pursuant to Subsection 4.5 in respect of such Commitments so terminated.
(d)    On and as of the Effective Date, immediately after giving effect to the provisions of Section 5.1(a) above, the Commitments of each Lender (including each New Lender) shall be as set forth in Schedule A (attached hereto as Exhibit A). Each of the parties hereto hereby agrees that each New Lender shall have all the rights and obligations of a Lender under the Credit Agreement. The Lenders hereby waive the provisions of the Credit Agreement requiring advance notice of any termination or reduction of commitments and prepayment of loans thereunder, provided that notice thereof is provided on the Effective Date.
Section 5.2        New Lenders.
(a)    Each New Lender agrees and acknowledges as follows: (i) it has received copy of the Credit Agreement, the Intercreditor Agreement and other Loan Documents (including, in each case, all schedules and exhibits thereto), together with copies of the most recently delivered financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and join the Credit Agreement as a Lender, and (ii) upon its execution and delivery of this Amendment it shall be a Lender under and for all purposes under the Credit Agreement, intending to be legally bound by the terms thereof (including, without limitation, the provisions of Subsection 10.1 thereof) and it shall perform all the obligations of and be entitled to all the benefits of a Lender thereunder.

(b)    Each New Lender (i) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender thereunder (including, without limitation, the provisions of Section 5.1(a) of this Amendment) and (v) affirms the acknowledgements and representations of such New Lender as a Lender contained in Subsection 10.5 of the Credit Agreement.
ARTICLE VI

MISCELLANEOUS
Section 6.1    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement or to the Guarantee and Collateral Agreement in any of the Loan Documents shall mean and be a reference to the Credit Agreement and the Guarantee and Collateral Agreement as amended by this Amendment. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
Section 6.2    Post Effective Date Undertakings. Each Loan Party hereby covenants and agrees that it shall and shall cause its Subsidiaries to perform, deliver or satisfy each of the items indicated below, as soon as practicable, but in no event later than the deadline specified below with respect to each such item:
(a)    no later than sixty (60) days after the Effective Date (or such later date as may be agreed by the Administrative Agent), the Loan Parties shall cause to be delivered to the Collateral Agent, with respect to each of the Mortgaged Fee Properties listed on Exhibit C attached hereto and made a part hereof, (i) an amendment to the existing Mortgage encumbering such Mortgaged Fee Property (each, a “Mortgage Amendment”) providing notice to third parties, to the extent required under applicable law, of (x) the Termination Date and (y) the aggregate Commitments, each as amended by this Amendment, in form and substance reasonably acceptable to the Collateral Agent, (ii) a date-down and/or modification endorsement to the existing title insurance policy insuring the lien of such Mortgage, and (iii) an opinion of local counsel with respect to the enforceability of the Mortgage Amendment, in form and substance reasonably acceptable to the Collateral Agent;
(b)    no later than fifteen (15) days after the Effective Date (or such later date as may be agreed by the Administrative Agent), Parent Borrower and Atkore Plastic Pipe Corporation (“Atkore Pipe”) shall deliver to the Administrative Agent a fully executed Assumption Agreement and a Supplement Agreement (Pledge) with respect to Atkore Pipe and such other documents as are reasonably requested by Collateral Agent pursuant to Subsection 7.9 of the Credit Agreement, together with evidence that the original certificates evidencing the Capital Stock of Atkore Pipe have been delivered to the trustee on behalf of the Senior Secured Notes in accordance with the terms of the Intercreditor Agreement; and
(c)    no later than sixty (60) days after the Effective Date (or such later date as may be agreed by the Administrative Agent), Parent Borrower and Atkore Pipe shall cause each demand deposit account or concentration account of Atkore Pipe to comply with the applicable requirements of Subsection 4.16(b) of the Credit Agreement, including, without limitation, the delivery of Blocked Account Agreements and DDA Notifications.
Section 6.3    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Subsection 11.6 of the Credit Agreement.
Section 6.4    Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Amendment.
Section 6.5    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 6.6    Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be delivered to the Parent Borrower (for itself and on behalf of the Guarantors) and the Administrative Agent.
Section 6.7    Conformed Credit Agreement. For purposes of reference and convenience only, attached as Exhibit B hereto is an unofficial conformed copy of the Credit Agreement which contains the changes to the Credit Agreement implemented by that certain First Amendment to Credit Agreement dated as of February 3, 2011 and reflecting the changes resulting from the effectiveness of the Second Amendment (with, with respect to such changes, stricken text is indicated textually in the same manner as the following example: ~~stricken text~~, and where added text is indicated textually in the same manner as the following example: double-underlined text). In the event of a conflict between the attached conformed Credit Agreement and this Amendment, this Amendment shall control.
Section 6.8    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS.

(f)    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(g)    SUBMISSION TO JURISDICTION; WAIVERS. Each party hereto hereby irrevocably and unconditionally:

(i)
submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; provided that nothing in this Amendment shall be deemed or operate to preclude any Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent;

(ii)
consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(iii)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in Subsection 11.2 of the Credit Agreement or at such other address of which the Administrative Agent, any such Lender and any such Borrower shall have been notified pursuant thereto;

(iv)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)
waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in Subsection 11.13(a) of the Credit Agreement any consequential or punitive damages.

Section 6.9    Waiver Of Jury Trial. EACH OF THE BORROWERS, EACH OF THE GUARANTORS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT.
Section 6.10    Costs and Expenses. Parent Borrower agrees to reimburse the Administrative Agent for its reasonable, documented out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
[Remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ATKORE INTERNATIONAL, INC., as Parent Borrower

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

ATKORE INTERNATIONAL HOLDINGS INC., as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

AFC CABLE SYSTEMS, INC., as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

ALLIED TUBE & CONDUIT CORPORATION, as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

[Signature Page to Second Amendment to Credit Agreement]

ATKORE INTERNATIONAL (NV) INC., as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

ATKORE INTERNATIONAL CTC, INC., as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

FLEXHEAD INDUSTRIES, INC., as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

[Signature Page to Second Amendment to Credit Agreement]

GEORGIA PIPE COMPANY, as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

SPRINKFLEX, LLC, as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

[Signature Page to Second Amendment to Credit Agreement]

TKN, INC., as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

UNISTRUT INTERNATIONAL CORPORATION, as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

UNISTRUT INTERNATIONAL HOLDINGS, LLC, as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

WPFY, INC., as Guarantor

By: /s/ John P. Williamson
Name: John P. Williamson Title: President & CEO

[Signature Page to Second Amendment to Credit Agreement]

UBS AG, STAMFORD BRANCH, as the Administrative Agent, Collateral Agent, and Issuing Lender

By: /s/ Kenneth Chin
Name: Kenneth Chin Title: Director
By: /s/ Jennifer Anderson
Name: Jennifer Anderson Title: Associate Director

[Signature Page to Second Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Co-Collateral Agent and Lender

By: /s/ Marcus M. Tarkington
Name: Marcus M. Tarkington Title: Director

By: /s/ Lisa Wong
Name: Lisa Wong Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

UBS Loan Finance LLC, as Lender and Swingline Lender

By: /s/ Kenneth Chin
Name: Kenneth Chin Title: Director
By: /s/ Jennifer Anderson
Name: Jennifer Anderson Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By: /s/ Mikhail Faybusovich
Name: Mikhail Faybusovich Title: Authorized Signatory
By: /s/ Jean-Marc Vauclair
Name: Jean-Marc Vauclair Title: Authorized Signatory

RBS CITIZENS BUSINESS CAPITAL, a division of RBS Citizens, N.A. as Lender

By: /s/ Kimberly H. Crotty
Name: Kimberly H. Crotty Title: Vice President
By: /s/ G. Timothy O'Rourke
Name: G. Timothy O'Rourke Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as Lender

By: /s/ Dennis Hatvany
Name: Dennis Hatvany Title: Senior Vice President
By: /s/ Dennis Hatvany
Name: Dennis Hatvany Title: Senior Vice President

SEIMENS FINANCIAL SERVICES, INC., as Lender

By: /s/ James Tregillies
Name: James Tregillies Title: Vice President
By: /s/ Jeff Berger
Name: Jeff Berger Title: VP, Head of Business Admin

JPMORGAN CHASE BANK, N.A., as Lender

By: /s/ Pamela Eskra
Name: Pamela Eskra Title: Authorized Officer

WELLS FARGO BANK, NA, as Lender

By: /s/ Krista Mize
Name: Krista Mize Title: Authorized Signatory

Exhibit A

Schedule A - Commitments

Lender		Allocation

UBS	Continuing Lender	85,000,000

Deutsche Bank	Continuing Lender	45,000,000

RBS	Continuing Lender	40,000,000

Siemens	Continuing Lender	35,000,000

JP Morgan	New Lender	30,000,000

Wells Fargo	New Lender	30,000,000

Huntington	Continuing Lender

Credit Suisse	Continuing Lender	10,000,000

Total Commitments		300,000,000

Exhibit B

Unofficial Conformed Copy of Credit Agreement

Attached

Exhibit C

Schedule of Mortgaged Fee Properties

1.    1206 Sunset Drive, Thomasville, GA
2.    16100 S. Lathrop Avenue/16425 Center Street [and 323 East 151st Street] , Harvey, IL
3.    4004 N. US 421, Madison, IN
4.    60800 Leyshon Drive, Byesville, OH